Exhibit 99.1

Dear Shareholder,

As we evaluate the impact of COVID-19 on consumers, dealers, and our own employees, we are proactively taking steps to provide our key stakeholders with our unwavering support through this unprecedented period. We have implemented our business continuity plans around the world and shifted all of our employees to work from home for their health and safety. We are also taking decisive action to provide dealers with flexibility to navigate an increasingly challenging economic environment.

Effective today, we are notifying dealers of measures we are taking to help them maintain business health through this difficult period. Included in these measures is a 50% rate reduction on all marketplace subscription billings in April for all of our paying customers. We will be processing this automatically – dealers do not have to do anything to participate in this program. To be clear, this is a fluid situation, and we will continue to monitor both federal and state guidelines and consumer and dealer activity and take measures to extend flexibility to our customers. The full communication sent to our dealers is included below.

We are also squarely focused on the health of our business and acting in the best interest of our long-term operating model. Fortunately, we have the flexibility in our business to weather this environment and emerge well-positioned in the industry. We carry no debt and a strong cash position on our balance sheet, providing a robust foundation for times like these. We also have the ability to dynamically control our largest expenses. We are already enabling certain expense controls and will continue to evaluate our consumer marketing expenses against the economic backdrop in each of our markets. Both our management team and board of directors have deep experience navigating challenging economic environments and business disruptions, and we believe our ongoing actions will yield stronger businesses for both CarGurus and our customers in the long term.

While this period is unprecedented, we believe CarGurus is supporting one of the strongest segments of the automotive industry. Few businesses are fully insulated from economic cycles, but over 90% of leads and connections submitted on our marketplaces are for used car listings, and used car sales volumes and profit margins have historically remained resilient even through the most challenging economic environments. We will continue to take actions to help our dealer customers remain resilient through this period as well.

While we are not commenting on the impact of these actions on our Q1 outlook, after consideration we have decided to suspend our full-year 2020 guidance for revenue, non-GAAP operating income, and non-GAAP earnings per share. As we gain more clarity on our outlook in a rapidly evolving environment, we expect to broadly communicate an update as appropriate.

To all of our employees, users, dealers, partners, and shareholders, please stay safe and vigilant.

Langley Steinert, Founder and CEO

Jason Trevisan, CFO

2 Canal Park Floor 4, Cambridge, MA 02141	P: 1-800-CARGURUS

Subj: Supporting Your Dealerships During COVID-19

Dear Partner,

One of CarGurus’ core values is Integrity—and that drives our commitment to being a partner in the community. As the COVID-19 situation continues to unfold around the world, we wanted to let you know that we at CarGurus are thinking of all our customers and partners, hoping you, your family, and your employees are safe.

It’s an unprecedented situation, and we, like you, are working hard to adapt to the rapidly evolving circumstances. We know the crisis is already hitting many dealers hard, but the impact is varied. Some areas are nearing total shutdown, others are not yet impacted. Similarly, our lead volumes remain surprisingly strong in many regions, while they’re weaker in harder-hit areas.

Whatever your situation is, we’re committed to trying to give you the support you need to reach your best possible results during this challenging time. To that end:

•

We are giving you 50% off of your rate for listings and display services provided in April. You don’t need to ask—we’ll apply this reduction to all dealers. If you have additional questions or concerns, please don’t hesitate to contact your account manager.

•	Your subscription will still be active, your contract with us will remain effective, and you will continue to receive leads, but as buyer activity has slowed, we expect significantly lower volumes.

Please know that CarGurus is working hard to try to make sure our site and products continue to operate as best as possible given the circumstances. CarGurus employees worldwide are now working from home, but that shouldn’t impact our ability to support our dealer customers or the consumer shopping experience on our site: CarGurus employees are well-equipped to work remotely and all major business functions should continue to help you through this difficult time.

Learn more or get suggestions

You might want to check in to CarGurus’ Dealer Resource Center Insider forums, where you can share tips or ask questions about how your fellow dealers are navigating the situation. (Use your regular Dealer Dashboard login info to get access — or contact your rep today if you don’t have dashboard access.)

We’ll be sharing suggestions for doing more business digitally, keeping customers and employees safe, and continuing to run your dealership there and in our Dealer Resource Center blog.

We hope you stay safe and that your business gets back to normal as quickly as possible. If you have any questions, please reach out to your account manager, reply to this email, or call 800-CARGURUS. We’re here to help.

Thank you.

Cautionary Language Concerning Forward-Looking Statements

This shareholder communication includes forward-looking statements. All statements contained in this shareholder communication other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the first quarter 2020 and full-year 2020, our business and growth strategy, our ability to manage expenses, and our ability to help our dealer customers, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation: risks related to our rapid growth and ability to sustain our revenue growth rate; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate and manage our growth; our ability to expand effectively into new markets; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; natural disasters, epidemics or pandemics, like COVID-19 that could negatively impact our business; our ability to operate in compliance with applicable laws; as well as other risks and uncertainties set forth in the “Risk Factors” section of our Annual Report on Form 10-K, filed on February 14, 2020 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this shareholder communication to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this shareholder communication.